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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.36

SAMSUNG BIOLOGICS CO., LTD.

PRODUCT SPECIFIC AGREEMENT – CLINICAL PRODUCT DRUG SUBSTANCE

WHEREAS, this Clinical Product Specific Agreement (this “PSA”) is entered into as of the date of the last signature below, and made effective October 30, 2020 (the “PSA Effective Date”) by and between FibroGen, Inc., a Delaware corporation having its principal place of business at 409 Illinois Street, San Francisco, California, USA 94158 (“Client”) and Samsung Biologics Co., Ltd., a company with offices at [*] (“SBL”).  Client and SBL are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Client and SBL entered into a Master Services Agreement effective October 30, 2020 (the “MSA”) and whereas pursuant to Section 2.1 of the MSA, the Parties wish to enter into this PSA whereby SBL will provide certain Services as detailed herein with respect to the Clinical Product specified below;

WHEREAS, understanding that Product manufactured under this PSA may be used for either clinical or commercial purposes, the rights and obligations of each Party related to ongoing commercial Manufacturing of the same Drug Substance will be specified in a Product Specific Agreement – Commercial Product Drug Substance (the “Commercial PSA”). Similar terms as those agreed upon in this PSA shall be incorporated into the Commercial PSA.

NOW, THEREFORE, the Parties agree as follows:

1.	Relationship to the MSA. All capitalized terms not defined in this PSA will have the meanings given to them in the MSA. This PSA is hereby incorporated by reference into the MSA.
2.	Definitions
a.

“Campaign” shall mean a series of Batches of the Product that are produced in sequence using the same manufacturing equipment (including but not limited to the same bioreactor) followed by validated cleaning of such equipment and purification suite, and for the purposes of counting the number of Product Batches in a Campaign in a given period, the start date of such Campaign shall be the determining factor. A Campaign will be deemed to end upon the completion of such cleaning.

b.	“PSA Term” is defined in Section 9.
c.	[*].
d.	“Year” means each one (1) year period that begins on January 1 and ends on December 31.
3.	General Information.
a.	Product: [*].
b.	Product Specification: The Product Specification will be contained in mutually agreed upon cGMP documentation and/or the QAA.
c.	Cell Line: [*]
d.	Manufacturing Facility: [*].

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

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e.	Shelf life of the Product for the purposes of Section 5.9.2(a)(iii) of the MSA is [*], which may be updated by Client and notified to SBL at the JSC.
4.	Raw Materials.
a.	Client Materials. Client Materials to be supplied by Client to SBL free of charge by itself or a third party designee.
i.	List: See Exhibit A: Client Materials
ii.	Timing of provision of Client Materials to SBL (target) : [*]
b.

Raw Materials.  The Parties shall finalize the categorization of Raw Materials to be used in performing the Services of this PSA into Critical Raw Materials, Customized or Dedicated Raw Materials, and Other Raw Materials, and shall attach such list to this PSA as Exhibit B. Raw Materials will be procured by SBL [*]. Handling Fees for all Raw Materials included (Critical Raw Materials, Customized or Dedicated Raw Materials, and Other Raw Materials) for the Product shall be [*].

5.	Technology Transfer, Manufacturing, and Supply Services. SBL shall perform the Services as set forth in this Section 5.
a.	Services.
i.	SBL shall provide the Services as set forth in Exhibit D in accordance with this PSA and the MSA.
ii.	Fees and invoicing.
1.	[*].
2.	[*].
b.

Service Fees. [*]. Additional Service Fees and costs may be detailed in an amendment to this PSA pursuant to Section 17.10 of the MSA or in an Implementation Plan and Budget pursuant to Section 6.2(b) of the MSA.

c.	Product Purchase Commitment.
i.

Notwithstanding anything to the contrary, during [*](each a “Binding Year”), Client shall order from SBL on a [*], and SBL commits to manufacture, the number of Batches of Product set forth in the table below on the terms and conditions set forth herein and in the MSA (the “Product Purchase Commitment”). The Product Purchase Commitment [*].  [*]. For clarity, the timeline below is an estimate only, and may be subject to change upon mutual agreement of the Parties.

[*]	[*]
[*]	[*]

ii.	Within [*], Client shall issue a binding Purchase Order for [*] for the [*].
iii.	[*].
1.	Upon such notification, then the Parties will meet promptly at the JSC and to discuss in good faith potential options for resolution including, without limitation [*].
2.	[*]:

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a.	[*].
b.	[*].
c.	[*].
d.	[*].
e.	[*].

[*].

iv.	[*].
d.	Batch Failure. Pursuant to Section 5.8.3 of the MSA, the Parties shall be responsible for costs related to Batch Failure as follows:
i.

To the extent the Batch Failure is caused by an SBL Assignable Error, SBL shall be responsible for (1) the [*] which amount is to be calculated based on the [*]; (2) SBL’s costs to [*] plus applicable SBL [*] as described in this PSA; (3) [*] as described in this PSA; and (4) [*] which amount is to be calculated based on the [*] as supported by reasonable documentary evidence [*].  Any such cost responsibility shall be issued as a [*].

ii.	To the extent the Batch Failure is caused by Client’s breach of its obligations hereunder, [*]. If a Batch Failure is caused by [*].
iii.	To the extent no root cause of the Batch Failure is identified, [*].
6.

Regulatory Filings.  Client’s regulatory filings covered by this PSA are clinical trial applications (e.g., USA IND, EU CTA/IMPD, China CTA (which in the case of China, may require additional fees)) commercial marketing applications (e.g., US BLA, EU MAA), as well as other filings as required by local regulatory requirements (e.g., GMP applications, drug master files).  SBL shall use Commercially Reasonable Efforts to support Client’s submissions or applications to any new Regulatory Authority, provided Client has provided SBL with reasonable notice and the Parties agree on an Implementation Plan and Budget, and [*].  Details of the scope of SBL’s Services in regards to Regulatory Approvals shall be detailed in Exhibit D.

7.

Storage.  Pursuant to Section 5.9 of the MSA, if Client does not direct SBL to prepare Manufactured Clinical Product to be picked up by Client or Client’s designated carrier with a pick-up date within [*], SBL shall store the Clinical Product at the Warehouse for up to [*] depending on the available storage capacity and [*].  [*].

8.

Limitation of Liability.  In addition to the limitation of liability in Section 14.1 of the MSA for special, punitive, incidental, indirect or consequential damages, the Parties’ liability under the PSA shall be as set forth in this Section 8.  Except for (i) a Party’s indemnification obligations under Section 13.1(iii) and 13.2(iii) of the MSA; (ii) the Client’s payment obligations under Section 9.3 of the MSA; (iii) [*], or (iv) [*], a Party’s maximum aggregate liability to compensate the other Party for all Damages under this PSA will be [*] in which the cause of such liability lies or exists (whether in contract, tort, strict liability, statute or otherwise), and [*]. [*].

9.

Term.  This PSA will commence as of the PSA Effective Date and will continue in full force and effect until all the Services stated under this PSA are completed (“PSA Term”), unless earlier terminated in accordance with the provisions of this PSA and/or Section 15 of the MSA.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

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10.

Method Transfer. The Parties agree that, upon request by Client and with appropriate cooperation from Client, SBL will complete the transfer, and validation (if applicable), and to perform all IPC and release testing for Drug Substance, [*], and will use Commercially Reasonable Efforts to complete such activities as soon as reasonably possible, but in any event prior to the commencement of the PPQ batches.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

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The Parties have entered into this PSA as of the date of the last signature below by their respective duly authorized representatives.

Samsung Biologics Co., Ltd.		FibroGen, Inc.

By:	/s/ Tae Han Kim	By:	/s/ Michael Martinelli
Name:	Tae Han Kim	Name:	Michael Martinelli
Title:	Representative Director & President	Title:	SVP, Manufacturing
Date:	09 November 2020	Date:	05 November 2020

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

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Exhibit A: Client Materials

[*]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

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Exhibit B: Categorization of Raw Materials

Categorization to be agreed by the Parties.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

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Exhibit C: Service Fees

[*]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

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Exhibit D: Scope of Work

[*]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.